Exhibit 99.1
N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO Richard L. Dunn, Senior Vice President and CFO (561) 627-7171

Palm Beach Gardens, Florida	May 23, 2006
DYCOM ANNOUNCES FISCAL 2006 THIRD QUARTER EARNINGS, GOODWILL
IMPAIRMENT CHARGE AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER
Palm Beach Gardens, Florida, May 23, 2006—Dycom Industries, Inc. (NYSE Symbol: “DY”) announced its results today for the third quarter ended April 29, 2006. The Company reported a net loss for the quarter ended April 29, 2006 of $6.5 million, or $0.16 per common share diluted, versus net income for the quarter ended April 30, 2005 of $13.7 million, or $0.28 per common share diluted. Included in the net loss for the quarter ended April 29, 2006 was a goodwill impairment charge of approximately $14.8 million (or $0.37 per common share diluted) related to the Company’s Can Am Communications subsidiary. Can Am was underperforming compared to expectations, increasing the uncertainty about its future cash flows. As a result, management recently implemented operational changes at Can Am which, together with Can Am’s underperformance, required the Company to perform an interim impairment test in accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” resulting in the impairment charge. Excluding this item, non-GAAP net income for the quarter ended April 29, 2006 was $8.3 million, or $0.21 per common share diluted. Total contract revenues for the quarter ended April 29, 2006 were $258.7 million compared to total contract revenues of $247.7 million for the quarter ended April 30, 2005, an increase of 4.5%. Stock-based compensation expense for the quarter ended April 29, 2006 and quarter ended April 30, 2005 was $1.4 million and $0.3 million, respectively, on a pre-tax basis.
For the nine months ended April 29, 2006 net income was $8.1 million, or $0.19 per common share diluted. For the nine months ended April 30, 2005 net income was $36.7 million, or $0.75 per common share diluted. Included in the net income for the nine months ended April 29, 2006 was a goodwill impairment charge of approximately $14.8 million (or $0.35 per common share diluted) related to the Company’s Can Am Communications subsidiary. Excluding this item, non-GAAP net income for the nine months ended April 29, 2006 was $22.9 million, or $0.54 per common share diluted. Total contract revenues for the nine months ended April 29, 2006 were $763.7 million compared to total contract revenues of $735.4 million for the nine months ended April 30, 2005, an increase of 3.9%. Stock-based compensation expense for the nine months ended April 29, 2006 and the nine months ended April 30, 2005 was $3.3 million and $0.7 million, respectively, on a pre-tax basis.
Dycom also announced its outlook for the fourth quarter of fiscal 2006. The Company currently expects revenue for the fourth quarter of fiscal 2006 to range from $240 million to $260 million and diluted earnings per share to range from $0.17 to $0.23. Included in the expected results is stock-based compensation expense of approximately $1.5 million on a pre-tax basis .
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Wednesday, May 24, 2006; Call 877-209-0397 (United States) or 612-332-1213 (International) and request “Dycom Earnings” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Friday, June 23, 2006.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2006 third quarter and nine-month results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, whether our recent acquisition can be efficiently integrated into our existing operations, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 29, 2006 and July 30, 2005
Unaudited

	April 29,	July 30,
	2006	2005
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$13,589	$83,062
Accounts receivable, net	153,722	161,321
Costs and estimated earnings in excess of billings	69,415	65,559
Deferred tax assets, net	15,068	12,535
Inventories	9,474	8,116
Income taxes receivable	1,774	—
Other current assets	16,471	11,286

Total current assets	279,513	341,879

Property and equipment, net	127,645	117,145
Intangible assets, net	266,320	227,443
Other	12,714	10,242

Total	$686,192	$696,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$31,050	$37,185
Current portion of debt	7,388	2,749
Billings in excess of costs and estimated earnings	978	464
Accrued self-insured claims	31,710	28,166
Income taxes payable	—	6,598
Other accrued liabilities	41,387	43,550

Total current liabilities	112,513	118,712

Long-term debt	161,011	4,179
Accrued self-insured claims	27,936	22,652
Deferred tax liabilities, net non-current	6,973	1,299
Other liabilities	308	57

Stockholders’ Equity	377,451	549,810

Total	$686,192	$696,709

NYSE: “DY”

DYCOM INDUSTRIES, INC. AND
SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 29,	April 30,	April 29,	April 30,
	2006	2005	2006	2005
	(In 000’s, except per share amounts)
Contract revenues	$258,690	$247,660	$763,729	$735,364

Cost of earned revenues	211,050	195,943	627,381	586,600
General and administrative expenses (1)	21,145	20,928	59,747	57,841
Depreciation and amortization	12,243	11,525	35,791	35,590
Goodwill impairment charge	14,835	—	14,835	—

Total	259,273	228,396	737,754	680,031

Interest income	327	407	1,540	783
Interest expense	(3,641)	(90)	(8,514)	(320)
Other income, net	2,902	3,214	4,272	4,991

Income (loss) before income taxes	(995)	22,795	23,273	60,787

Provision for income taxes	5,508	9,082	15,183	24,080

Net income (loss)	$(6,503)	$13,713	$8,090	$36,707

Earnings (loss) per common share:
Basic earnings (loss) per share	$(0.16)	$0.28	$0.19	$0.75

Diluted earnings (loss) per share	$(0.16)	$0.28	$0.19	$0.75

Shares used in computing earnings (loss) per common share (2):
Basic	40,163,176	48,828,142	42,413,595	48,712,816

Diluted	40,163,176	49,178,944	42,628,492	49,229,362

(1)	Includes stock-based compensation expense of $1.4 million and $3.3 million for the three and nine months ended April 29, 2006, respectively, and $0.3 million and $0.7 million for the three and nine months ended April 30, 2005, respectively.

(2)	The Company purchased 8.76 million common shares on October 11, 2005 pursuant to a “Dutch Auction” tender offer.

NYSE: “DY”

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
($ in 000’s except per share amounts)

	Three Months	Nine Months
	Ended	Ended
	April 29,	April 29,
	2006	2006
Item
Goodwill impairment charge	$14,835	$14,835

GAAP net income (loss)	$(6,503)	$8,090
Adjusted for item above	14,835	14,835

Non-GAAP net income	$8,332	$22,925

Earnings (loss) per common share:

Basic income (loss) per share — GAAP	$(0.16)	$0.19
Adjustment for item above	0.37	0.35

Basic earnings per share — Non-GAAP	$0.21	$0.54

Diluted earnings (loss) per share — GAAP	$(0.16)	$0.19
Adjustment for item above	0.37	0.35

Diluted earnings per share — Non-GAAP	$0.21	$0.54

Shares used in computing GAAP earnings (loss) per common share and adjustment for item above:

Basic	40,163,176	42,413,595

Diluted	40,163,176	42,628,492

Shares used in computing Non-GAAP earnings per common share:

Basic	40,163,176	42,413,595

Diluted	40,395,055	42,628,492

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